Exhibit 5.1

March 17, 2016

StoneMor Partners L.P.

Cornerstone Family Services of West Virginia Subsidiary, Inc.

3600 Horizon Boulevard

Trevose, Pennsylvania 19053

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (“CFS West Virginia” and together with the Partnership, the “Issuers”), each of the guarantors listed on Annex A hereto (the “Covered Guarantors”) and each of the guarantors listed on Annex B hereto (the “Other Guarantors” and, together with the Covered Guarantors, the “Guarantors”), with respect to the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Issuers and the Guarantors with the Securities and Exchange Commission in connection with (i) the issuance by the Issuers of up to $175,000,000 aggregate principal amount of their 7 7⁄8% Senior Notes due 2021 (the “New Notes”) registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $175,000,000 aggregate principal amount of the Issuers’ outstanding 7 7⁄8% Senior Notes due 2021 (the “Old Notes” and, together with the New Notes, the “Notes”) and (ii) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act.

The Old Notes were issued and the New Notes will be issued pursuant to an Indenture dated as of May 28, 2013 (as amended from time to time, the “Indenture”), among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee. The Indenture provides that it, the Guarantees and the Notes are to be governed by, and construed in accordance with, the laws of the State of New York.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture and such other certificates, statutes, documents and other instruments as we considered appropriate for purposes of the opinions expressed below. In connection with rendering the opinions set forth below, we have assumed that (i) all signatures contained in

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March 17, 2016 Page 2

all documents examined by us are genuine, (ii) all information contained in all documents reviewed by us is true and correct, (iii) the legal capacity of natural persons, (iv) all documents submitted to us as copies conform to the originals of those documents, (v) the Registration Statement and any amendments thereto (including post-effective amendments), will have become effective and (vi) the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

Based upon and subject to the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that when the New Notes have been duly executed, issued and authenticated in accordance with the Indenture and delivered as contemplated in the Registration Statement, (i) such New Notes will be legally issued and will constitute valid and legally binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms, and (ii) the Guarantees will constitute valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject in each case to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indenture or the New Notes that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived or rendered ineffective under applicable law or (ii) the enforceability of indemnification or contribution provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America, laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the Constitution of the State of Delaware (including all applicable statutory provisions and reported judicial decisions interpreting those laws), and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We are not admitted or qualified to practice law in the jurisdictions listed opposite each Other Guarantor’s name on Annex B attached hereto or in West Virginia, the jurisdiction of formation of CFS West Virginia (together, the “Other Jurisdictions”). Therefore, in rendering our opinions expressed herein, we have relied solely and without independent investigation upon the opinions of counsel to the Other Guarantors and CFS West Virginia, as applicable, copies of which have been filed as Exhibits 5.2 through 5.29 to the Registration Statement, with respect to matters governed by the laws of the Other Jurisdictions. With respect to laws of the Other Jurisdictions, the opinions expressed herein are subject to the same qualifications, assumptions and limitations as set forth in such special counsels’ opinions.

March 17, 2016 Page 3

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied on for any other purpose.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

March 17, 2016 Page 4

Annex A

Cemetery Management Services, L.L.C.

Cornerstone Trust Management Services LLC

Cemetery Management Services of Ohio, L.L.C.

Plymouth Warehouse Facilities LLC

Cornerstone Family Insurance Services, Inc.

Cornerstone Funeral and Cremation Services LLC

Glen Haven Memorial Park LLC

Henlopen Memorial Park LLC

Henlopen Memorial Park Subsidiary LLC

Lorraine Park Cemetery LLC

Osiris Holding Finance Company

Osiris Holding of Maryland LLC

Perpetual Gardens.Com, Inc.

StoneMor Operating LLC

WNCI LLC

Osiris Telemarketing Corp.

March 17, 2016 Page 5

Annex B

StoneMor Alabama LLC

StoneMor Alabama Subsidiary, Inc.

The Valhalla Cemetery Company LLC

The Valhalla Cemetery Subsidiary Corporation

StoneMor Arkansas Subsidiary LLC

StoneMor California, Inc.

StoneMor California Subsidiary, Inc.

Sierra View Memorial Park

StoneMor Colorado LLC

StoneMor Colorado Subsidiary LLC

Willowbrook Management Corp.

StoneMor Florida Subsidiary LLC

StoneMor Florida LLC

Lakewood Memory Gardens South LLC

Lakewood Memory Gardens South Subsidiary, Inc.

StoneMor Georgia LLC

StoneMor Georgia Subsidiary, Inc.

StoneMor Hawaiian Joint Venture Group LLC

StoneMor Hawaii LLC

StoneMor Hawaii Subsidiary, Inc.

StoneMor Illinois LLC

StoneMor Illinois Subsidiary LLC

Bronswood Cemetery, Inc.

StoneMor Indiana LLC

StoneMor Indiana Subsidiary LLC

Chapel Hill Funeral Home, Inc.

Covington Memorial Funeral Home, Inc.

Covington Memorial Gardens, Inc.

Forest Lawn Memorial Chapel, Inc.

Forest Lawn Memory Gardens, Inc.

StoneMor Iowa LLC

StoneMor Iowa Subsidiary LLC

StoneMor Kansas LLC

StoneMor Kansas Subsidiary LLC

StoneMor Kentucky LLC

StoneMor Kentucky Subsidiary LLC

Cedar Hill Funeral Home, Inc.

Columbia Memorial Park LLC

Columbia Memorial Park Subsidiary, Inc.

Glen Haven Memorial Park Subsidiary, Inc.

Lorraine Park Cemetery Subsidiary, Inc.

Modern Park Development LLC

Modern Park Development Subsidiary, Inc.

Osiris Holding of Maryland Subsidiary, Inc.

Springhill Memory Gardens LLC

Springhill Memory Gardens Subsidiary, Inc.

Sunset Memorial Park LLC

Sunset Memorial Park Subsidiary, Inc.

Wicomico Memorial Parks LLC

Wicomico Memorial Parks Subsidiary, Inc.

W N C Subsidiary, Inc.

StoneMor Michigan LLC

StoneMor Michigan Subsidiary LLC

Chapel Hill Associates, Inc.

StoneMor Mississippi LLC

StoneMor Mississippi Subsidiary LLC

March 17, 2016 Page 6

StoneMor Missouri LLC

StoneMor Missouri Subsidiary LLC

Arlington Development Company

Cornerstone Family Services of New Jersey, Inc.

Legacy Estates, Inc.

Osiris Management, Inc.

StoneMor North Carolina LLC

StoneMor North Carolina Funeral Services, Inc.

StoneMor North Carolina Subsidiary LLC

StoneMor Ohio LLC

StoneMor Ohio Subsidiary, Inc.

StoneMor Oklahoma LLC

StoneMor Oklahoma Subsidiary LLC

StoneMor Oregon LLC

StoneMor Oregon Subsidiary LLC

CMS West LLC

CMS West Subsidiary LLC

Eloise B. Kyper Funeral Home, Inc.

StoneMor Pennsylvania LLC

Juniata Memorial Park LLC

Laurelwood Holding Company

StoneMor Cemetery Products LLC

Osiris Holding of Pennsylvania LLC

StoneMor Pennsylvania Subsidiary LLC

Rolling Green Memorial Park LLC

Stephen R. Haky Funeral Home, Inc.

StoneMor Holding of Pennsylvania LLC

Tioga County Memorial Gardens LLC

Woodlawn Memorial Park Subsidiary LLC

Forest Lawn Gardens, Inc.

Kirk & Nice, Inc.

Kirk & Nice Suburban Chapel, Inc.

Osiris Holding of Rhode Island LLC

Osiris Holding of Rhode Island Subsidiary, Inc.

StoneMor Puerto Rico LLC

StoneMor Puerto Rico Subsidiary LLC

StoneMor Puerto Rico Cemetery and Funeral, Inc.

StoneMor South Carolina LLC

StoneMor South Carolina Subsidiary LLC

Lakewood/Hamilton Cemetery LLC

Lakewood/Hamilton Cemetery Subsidiary, Inc.

StoneMor Tennessee Subsidiary, Inc.

Alleghany Memorial Park LLC

Alleghany Memorial Park Subsidiary, Inc.

Altavista Memorial Park LLC

Altavista Memorial Park Subsidiary, Inc.

Augusta Memorial Park Perpetual Care Company

Birchlawn Burial Park LLC

Birchlawn Burial Park Subsidiary, Inc.

Cemetery Investments LLC

Cemetery Investments Subsidiary, Inc.

Covenant Acquisition LLC

Covenant Acquisition Subsidiary, Inc.

Henry Memorial Park LLC

Henry Memorial Park Subsidiary, Inc.

KIRIS LLC

KIRIS Subsidiary, Inc.

Laurel Hill Memorial Park LLC

Laurel Hill Memorial Park Subsidiary, Inc.

March 17, 2016 Page 7

Loewen [Virginia] LLC

Loewen [Virginia] Subsidiary, Inc.

Oak Hill Cemetery LLC

Oak Hill Cemetery Subsidiary, Inc.

PVD Acquisitions LLC

PVD Acquisitions Subsidiary, Inc.

Rockbridge Memorial Gardens LLC

Rockbridge Memorial Gardens Subsidiary Company

Rose Lawn Cemeteries LLC

Rose Lawn Cemeteries Subsidiary, Incorporated

Roselawn Development LLC

Roselawn Development Subsidiary Corporation

Russell Memorial Cemetery LLC

Russell Memorial Cemetery Subsidiary, Inc.

Shenandoah Memorial Park LLC

Shenandoah Memorial Park Subsidiary, Inc.

Southern Memorial Sales LLC

Southern Memorial Sales Subsidiary, Inc.

Star City Memorial Sales LLC

Star City Memorial Sales Subsidiary, Inc.

Stitham LLC

Stitham Subsidiary, Incorporated

Sunset Memorial Gardens LLC

Sunset Memorial Gardens Subsidiary, Inc.

Temple Hill LLC

Temple Hill Subsidiary Corporation

Virginia Memorial Service LLC

Virginia Memorial Service Subsidiary Corporation

Prince George Cemetery Corporation

StoneMor Washington, Inc.

StoneMor Washington Subsidiary LLC

Cornerstone Family Services of West Virginia LLC